EXHIBIT 99.1

Brookline Bancorp Announces First Quarter Results

Net Income of $24.7 million, EPS of $0.32

Increases Quarterly Dividend 4%

BOSTON, MA, April 27, 2022 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $24.7 million, or $0.32 per basic and diluted share, for the first quarter of 2022, compared to net income of $28.5 million, or $0.37 per basic and diluted share, for the fourth quarter of 2021, and net income of $26.5 million, or $0.34 per basic and diluted share, for the first quarter of 2021.

Paul Perrault, Chairman and Chief Executive Officer of the Company commented on the first quarter earnings, “I am pleased to report solid earnings for the first quarter of $24.7 million or $0.32 per share.” Perrault continued, “Our bankers continued to generate strong loan and deposit growth during the first quarter. Asset quality continues to be strong as the economy in the markets we serve continues to improve.”

BALANCE SHEET

Total assets at March 31, 2022 increased $31.1 million to $8.63 billion from $8.60 billion at December 31, 2021, and increased $73.9 million from $8.56 billion at March 31, 2021. At March 31, 2022, total loans and leases were $7.2 billion, representing an increase of $68.7 million from December 31, 2021, and a decrease of $44.4 million from March 31, 2021.

The Company funded a total of 4,700 of SBA Paycheck Protection Program ("PPP") loans in the aggregate amount of $872.1 million. As of March 31, 2022, $14.0 million in PPP loans remain outstanding, net of deferred fees and costs of $0.4 million. Excluding PPP loan activity, the core loan portfolio grew $122.4 million in the first quarter compared to growth of $315.6 million in the fourth quarter.

Total investment securities at March 31, 2022 increased $9.7 million to $730.6 million from $720.9 million at December 31, 2021, and increased $0.1 million from $730.4 million at March 31, 2021. Total cash and cash equivalents at March 31, 2022 decreased $34.5 million to $293.3 million from $327.7 million at December 31, 2021, and increased $162.3 million from $130.9 million at March 31, 2021. As of March 31, 2022, total investment securities and total cash and cash equivalents represented 11.9 percent of total assets as compared to 12.2 percent and 10.1 percent as of December 31, 2021 and March 31, 2021, respectively.

Total deposits at March 31, 2022 increased $44.5 million to $7.09 billion from $7.05 billion at December 31, 2021, and increased $227.6 million from $6.87 billion at March 31, 2021.

Total borrowed funds at March 31, 2022 increased $35.6 million to $392.9 million from $357.3 million at December 31, 2021, and decreased $153.1 million from $546.0 million at March 31, 2021.

The ratio of stockholders’ equity to total assets was 11.37 percent at March 31, 2022, as compared to 11.57 percent at December 31, 2021, and 11.04 percent at March 31, 2021. The ratio of tangible stockholders’ equity to tangible assets (non-GAAP) was 9.67 percent at March 31, 2022, as compared to 9.87 percent at December 31, 2021, and 9.31 percent at March 31, 2021. Tangible book value per share (non-GAAP) decreased $0.17 from $10.73 at December 31, 2021 to $10.56 at March 31, 2022, compared to $10.01 at March 31, 2021.

NET INTEREST INCOME

Net interest income decreased $1.7 million to $69.8 million for the first quarter of 2022 from $71.5 million at the quarter ended December 31, 2021. The net interest margin decreased 3 basis points to 3.49 percent for the three months ended March 31, 2022 from 3.52 percent for the three months ended December 31, 2021.

NON-INTEREST INCOME

Total non-interest income for the quarter ended March 31, 2022 decreased $5.2 million to $5.5 million from $10.7 million for the quarter ended December 31, 2021. The decrease was primarily driven by a decrease of $3.3 million in loan level derivative income, net, a decrease of $1.6 million in gain on sales of loans and leases, a decrease of $0.5 million in other non-interest income, and a decrease of $0.1 million in deposit fees, partially offset by an increase of $0.3 million in loan fees.

PROVISION FOR CREDIT LOSSES

The Company recorded a negative provision for credit losses of $0.2 million for the quarter ended March 31, 2022, compared to a provision for credit losses of $0.8 million for the quarter ended December 31, 2021. Total net charge-offs for the first quarter of 2022 were $1.9 million compared to $2.1 million in the fourth quarter of 2021. The decrease was primarily driven by a decrease in net charge-offs of equipment financing and commercial loans of $0.1 million and $0.1 million, respectively. The ratio of net loan and lease charge-offs to average loans and leases on an annualized basis decreased to 11 basis points for the first quarter of 2022 from 12 basis points for the fourth quarter of 2021.

The allowance for loan and lease losses represented 1.32 percent of total loans and leases at March 31, 2022, compared to 1.38 percent at December 31, 2021, and 1.51 percent at March 31, 2021. Excluding PPP loans, the allowance for loan and lease losses represented 1.32 percent of total loans and leases at March 31, 2022 compared to 1.40 percent at December 31, 2021, and 1.65 percent at March 31, 2021.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.35 percent at March 31, 2022, a decrease from 0.45 percent at December 31, 2021. Total nonaccrual loans and leases decreased $7.0 million to $25.5 million at March 31, 2022 from $32.5 million at December 31, 2021. The ratio of nonperforming assets to total assets was 0.31 percent at March 31, 2022, a decrease from 0.39 percent at December 31, 2021. Total nonperforming assets decreased $6.7 million to $26.5 million at March 31, 2022 from $33.2 million at December 31, 2021.

From March 1, 2020 through January 1, 2022, a financial institution may elect to suspend the requirements under accounting principles generally accepted in the U.S. for loan modifications related to the COVID-19 pandemic that would otherwise be categorized as a troubled debt restructured, including impairment accounting. This troubled debt restructuring relief applies for the term of the loan modification that occurs during the applicable period for a loan that was not more than 30 days past due as of December 31, 2019. Financial institutions are required to maintain records of the volume of loans involved in modifications to which troubled debt restructuring relief is applicable. As of March 31, 2022, approximately 98 percent of loans granted an initial loan payment deferral have returned to payment status and 69 credits totaling $15.0 million, or 0.2 percent of total loans outstanding, are operating under modified terms.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended March 31, 2022 decreased $0.4 million to $42.5 million from $42.9 million for the quarter ended December 31, 2021. The decrease was primarily driven by a decrease of $1.7 million in compensation and employee benefits expense and a decrease of $0.4 million in other non-interest expense, partially offset by an increase of $0.7 million in occupancy expense, an increase of $0.5 million in equipment and data processing expense, an increase of $0.4 million in advertising and marketing expense, and an increase of $0.1 million in FDIC insurance expense.

PROVISION FOR INCOME TAXES

The effective tax rate was 25.2 percent for the three months ended March 31, 2022 compared to 25.9 percent for the three months ended December 31, 2021 and 24.9 percent for the three months ended March 31, 2021.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets decreased to 1.16 percent during the first quarter 2022 from 1.35 percent for the fourth quarter of 2021.

The annualized return on average stockholders' equity decreased to 9.91 percent during the first quarter of 2022 from 11.56 percent for the fourth quarter of 2021. The annualized return on average tangible stockholders’ equity decreased to 11.84 percent for the first quarter of 2022 from 13.84 percent for the fourth quarter of 2021.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.130 per share for the quarter ended March 31, 2022, an increase of half a cent from the prior period. The dividend will be paid on May 27, 2022 to stockholders of record on May 13, 2022, representing an increase of 4.0 percent from the prior quarter.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Time on Thursday, April 28, 2022 to discuss the results for the quarter, business highlights and outlook. A copy of the Earnings Presentation is available on the Company’s website, www.brooklinebancorp.com. To listen to the call and view the Company’s Earnings Presentation, please join the call via https://services.choruscall.com/mediaframe/webcast.html?webcastid=tiHQ5cik. To listen to the call without access to the slides, interested parties may dial 844-200-6205 (United States) or 929-526-1599 (internationally) and ask for the Brookline Bancorp, Inc. conference call (Access Code 477488). A recorded playback of the call will be available for one week following the call on the Company’s website under “Investor Relations” or by dialing 866-813-9403 (United States) or 1-929-458-6194 (internationally) and entering the passcode: 051536.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $8.6 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank and Bank Rhode Island (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com and www.bankri.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regarding the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These included, but are not limited to, general business and economic conditions on a national basis and in the local markets in which the Company operates; changes in consumer behavior due to changing political business and economic conditions or legislative or regulatory initiatives; the possibility that future credit losses may be higher than currently expected; and turbulence in capital and debt markets. Forward-looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the SEC. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, the allowance for loan and lease losses as a percentage of total loans and leases less PPP loans, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets (annualized) and return on average tangible stockholders' equity (annualized). These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

INVESTOR RELATIONS:

Contact:
Carl M. Carlson
Brookline Bancorp, Inc.
Co-President and Chief Financial Officer
(617) 425-5331
ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$69,848	$71,461	$70,697	$71,106	$69,109
(Credit) provision for credit losses	(164)	751	(3,110)	(3,331)	(2,147)
Non-interest income	5,529	10,699	5,586	5,910	4,794
Non-interest expense	42,487	42,909	40,922	37,966	40,811
Income before provision for income taxes	33,050	38,500	38,471	42,381	35,239
Net income	24,705	28,545	28,839	31,602	26,454

Performance Ratios:
Net interest margin (1)	3.49%	3.52%	3.53%	3.52%	3.39%
Interest-rate spread (1)	3.31%	3.42%	3.39%	3.34%	3.15%
Return on average assets (annualized)	1.16%	1.35%	1.38%	1.48%	1.21%
Return on average tangible assets (annualized) (non-GAAP)	1.18%	1.38%	1.41%	1.51%	1.24%
Return on average stockholders' equity (annualized)	9.91%	11.56%	11.79%	13.21%	11.18%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	11.84%	13.84%	14.15%	15.92%	13.51%
Efficiency ratio (2)	56.37%	52.23%	53.64%	49.30%	55.22%

Per Common Share Data:
Net income — Basic	$0.32	$0.37	$0.37	$0.40	$0.34
Net income — Diluted	0.32	0.37	0.37	0.40	0.34
Cash dividends declared	0.130	0.125	0.125	0.120	0.120
Book value per share (end of period)	12.65	12.82	12.61	12.44	12.10
Tangible book value per share (end of period) (non-GAAP)	10.56	10.73	10.51	10.35	10.01
Stock price (end of period)	15.82	16.19	15.26	14.95	15.00

Balance Sheet:
Total assets	$8,633,736	$8,602,622	$8,312,649	$8,461,964	$8,559,810
Total loans and leases	7,223,130	7,154,457	6,931,694	7,020,275	7,267,552
Total deposits	7,094,378	7,049,906	6,873,010	6,894,701	6,866,786
Total stockholders’ equity	981,935	995,342	978,452	972,252	945,399

Asset Quality:
Nonperforming assets	$26,506	$33,177	$36,461	$34,588	$37,403
Nonperforming assets as a percentage of total assets	0.31%	0.39%	0.44%	0.41%	0.44%
Allowance for loan and lease losses	$95,463	$99,084	$102,515	$106,474	$109,837
Allowance for loan and lease losses as a percentage of total loans and leases	1.32%	1.38%	1.48%	1.52%	1.51%
Net loan and lease charge-offs	$1,947	$2,124	$1,255	$595	$1,760
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.11%	0.12%	0.07%	0.03%	0.10%

Capital Ratios:
Stockholders’ equity to total assets	11.37%	11.57%	11.77%	11.49%	11.04%
Tangible stockholders’ equity to tangible assets (non-GAAP)	9.67%	9.87%	10.01%	9.75%	9.31%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$89,032	$66,265	$28,865	$36,079	$41,284
Short-term investments	204,239	261,472	210,279	284,370	89,643
Total cash and cash equivalents	293,271	327,737	239,144	320,449	130,927
Investment securities available-for-sale	730,562	720,866	732,020	694,151	729,901
Equity securities held-for-trading	-	-	-	-	518
Total investment securities	730,562	720,866	732,020	694,151	730,419
Allowance for investment security losses	(4)	-	-	-	-
Net investment securities	730,558	720,866	732,020	694,151	730,419
Loans and leases:
Commercial real estate loans	4,235,325	4,103,040	3,909,011	3,815,581	3,790,341
Commercial loans and leases	1,800,383	1,887,136	1,869,686	2,038,851	2,324,202
Consumer loans	1,187,422	1,164,281	1,152,997	1,165,843	1,153,009
Total loans and leases	7,223,130	7,154,457	6,931,694	7,020,275	7,267,552
Allowance for loan and lease losses	(95,463)	(99,084)	(102,515)	(106,474)	(109,837)
Net loans and leases	7,127,667	7,055,373	6,829,179	6,913,801	7,157,715
Restricted equity securities	29,066	28,981	28,098	31,627	40,400
Premises and equipment, net of accumulated depreciation	69,365	70,359	70,811	71,240	72,524
Right-of-use asset operating leases	19,571	20,508	21,879	22,682	23,180
Deferred tax asset	46,886	38,987	39,643	41,324	42,857
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net of accumulated amortization	2,142	2,276	2,484	2,692	2,920
Other real estate owned and repossessed assets	990	718	601	372	6,383
Other assets	153,793	176,390	188,363	203,199	192,058
Total assets	$8,633,736	$8,602,622	$8,312,649	$8,461,964	$8,559,810
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand checking accounts	$1,903,331	$1,888,462	$1,816,116	$1,926,713	$1,724,170
NOW accounts	627,904	604,097	513,032	495,598	481,988
Savings accounts	967,183	915,804	823,095	782,482	724,504
Money market accounts	2,432,377	2,358,306	2,393,362	2,250,651	2,192,468
Certificate of deposit accounts	1,048,036	1,117,695	1,141,861	1,178,131	1,273,105
Brokered deposit accounts	115,547	165,542	185,544	261,126	470,551
Total deposits	7,094,378	7,049,906	6,873,010	6,894,701	6,866,786
Borrowed funds:
Advances from the FHLBB	201,236	147,907	113,977	204,154	378,646
Subordinated debentures and notes	83,934	83,897	83,859	83,821	83,783
Other borrowed funds	107,727	125,517	69,703	75,039	83,574
Total borrowed funds	392,897	357,321	267,539	363,014	546,003
Operating lease liabilities	19,571	20,508	21,879	22,682	23,180
Mortgagors’ escrow accounts	5,780	6,296	6,455	6,231	6,483
Reserve for unfunded credits	16,305	14,794	12,736	13,142	13,705
Accrued expenses and other liabilities	122,870	158,455	152,578	189,942	158,254
Total liabilities	7,651,801	7,607,280	7,334,197	7,489,712	7,614,411
Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, and 85,177,172 shares issued, respectively	852	852	852	852	852
Additional paid-in capital	737,658	736,826	735,990	738,557	737,882
Retained earnings, partially restricted	357,576	342,639	323,862	304,466	282,301
Accumulated other comprehensive income	(29,322)	(110)	2,615	6,089	2,082
Treasury stock, at cost;
7,037,464, 7,037,464, 7,034,754, 6,536,478, and 6,534,602 shares, respectively	(84,718)	(84,718)	(84,684)	(77,493)	(77,463)
Unallocated common stock held by the Employee Stock Ownership Plan;
18,051, 24,660, 31,278, 37,890, and 44,502 shares, respectively	(111)	(147)	(183)	(219)	(255)
Total stockholders' equity	981,935	995,342	978,452	972,252	945,399
Total liabilities and stockholders' equity	$8,633,736	$8,602,622	$8,312,649	$8,461,964	$8,559,810

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$71,721	$73,560	$74,332	$75,026	$75,009
Debt securities	2,996	2,972	2,967	3,121	3,118
Marketable and restricted equity securities	328	325	313	233	301
Short-term investments	66	88	83	42	39
Total interest and dividend income	75,111	76,945	77,695	78,422	78,467
Interest expense:
Deposits	3,771	4,055	4,571	5,380	6,707
Borrowed funds	1,492	1,429	2,427	1,936	2,651
Total interest expense	5,263	5,484	6,998	7,316	9,358
Net interest income	69,848	71,461	70,697	71,106	69,109
(Credit) provision for credit losses	(164)	751	(3,110)	(3,331)	(2,147)
Provision for investment losses	4	-	-	-	-
Net interest income after provision for credit losses	70,008	70,710	73,807	74,437	71,256
Non-interest income:
Deposit fees	2,500	2,653	2,629	3,015	2,281
Loan fees	747	448	487	607	599
Loan level derivative income, net	686	3,981	218	7	474
Gain (loss) on investment securities, net	-	(32)	-	1	(7)
Gain on sales of loans and leases held-for-sale	344	1,933	557	538	709
Other	1,252	1,716	1,695	1,742	738
Total non-interest income	5,529	10,699	5,586	5,910	4,794
Non-interest expense:
Compensation and employee benefits	26,884	28,598	27,206	25,161	25,821
Occupancy	4,284	3,558	3,567	3,832	4,004
Equipment and data processing	5,078	4,576	4,556	4,697	4,493
Professional services	1,226	1,151	1,072	1,245	1,226
FDIC insurance	728	617	662	657	1,044
Advertising and marketing	1,272	880	1,077	1,110	1,100
Amortization of identified intangible assets	134	208	208	228	232
Other	2,881	3,321	2,574	1,036	2,891
Total non-interest expense	42,487	42,909	40,922	37,966	40,811
Income before provision for income taxes	33,050	38,500	38,471	42,381	35,239
Provision for income taxes	8,345	9,955	9,632	10,779	8,785
Net income	$24,705	$28,545	$28,839	$31,602	$26,454
Earnings per common share:
Basic	$0.32	$0.37	$0.37	$0.40	$0.34
Diluted	$0.32	$0.37	$0.37	$0.40	$0.34
Weighted average common shares outstanding during the period:
Basic	77,617,227	77,610,608	78,000,261	78,150,364	78,143,752
Diluted	77,926,822	77,864,097	78,240,633	78,470,451	78,404,063
Dividends paid per common share	$0.125	$0.125	$0.120	$0.120	$0.115

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$8,313	$10,848	$10,963	$11,657	$3,611
Multi-family mortgage	-	-	-	-	-
Construction	-	-	-	-	3,853
Total commercial real estate loans	8,313	10,848	10,963	11,657	7,464

Commercial	1,366	2,318	2,539	3,207	3,161
Equipment financing	11,685	15,014	17,655	14,872	15,772
Condominium association	77	84	91	97	106
Total commercial loans and leases	13,128	17,416	20,285	18,176	19,039

Residential mortgage	3,394	3,909	4,150	3,638	3,722
Home equity	680	285	461	744	793
Other consumer	1	1	1	1	2
Total consumer loans	4,075	4,195	4,612	4,383	4,517

Total nonaccrual loans and leases	25,516	32,459	35,860	34,216	31,020

Other real estate owned	-	-	-	-	5,328
Other repossessed assets	990	718	601	372	1,055
Total nonperforming assets	$26,506	$33,177	$36,461	$34,588	$37,403

Loans and leases past due greater than 90 days and still accruing	$4	$1	$838	$3,154	$1,179

Troubled debt restructurings on accrual	10,858	12,580	13,526	14,387	16,770
Troubled debt restructurings on nonaccrual	5,189	6,709	6,655	6,410	6,293
Total troubled debt restructurings	$16,047	$19,289	$20,181	$20,797	$23,063

Nonperforming loans and leases as a percentage of total loans and leases	0.35%	0.45%	0.52%	0.49%	0.43%
Nonperforming assets as a percentage of total assets	0.31%	0.39%	0.44%	0.41%	0.44%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$99,084	$102,515	$106,474	$109,837	$114,379
Charge-offs	(2,344)	(2,562)	(1,600)	(1,221)	(2,143)
Recoveries	397	438	345	626	383
Net charge-offs	(1,947)	(2,124)	(1,255)	(595)	(1,760)
(Credit) provision for loan and lease losses excluding unfunded commitments *	(1,674)	(1,307)	(2,704)	(2,768)	(2,782)
Allowance for loan and lease losses at end of period	$95,463	$99,084	$102,515	$106,474	$109,837

Allowance for loan and lease losses as a percentage of total loans and leases	1.32%	1.38%	1.48%	1.52%	1.51%

NET CHARGE-OFFS:
Commercial real estate loans	$31	$-	$(1)	$17	$-
Commercial loans and leases	1,948	2,143	1,276	695	1,809
Consumer loans	(32)	(19)	(20)	(117)	(49)
Total net charge-offs	$1,947	$2,124	$1,255	$595	$1,760

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.11%	0.12%	0.07%	0.03%	0.10%

*Provision for loan and lease losses does not include provision (credit) of $1.5 million, $2.1 million, $(0.4) million, $(0.6) million and $0.6 million, for credit losses on unfunded commitments during the three months ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$720,263	$2,996	1.66%	$727,734	$2,972	1.63%	$754,699	$3,118	1.65%
Marketable and restricted equity securities (2)	27,909	328	4.70%	27,019	325	4.81%	45,673	301	2.64%
Short-term investments	192,475	66	0.14%	224,573	88	0.16%	191,751	39	0.08%
Total investments	940,647	3,390	1.44%	979,326	3,385	1.38%	992,123	3,458	1.39%
Loans and Leases:
Commercial real estate loans (3)	4,152,414	36,027	3.47%	3,996,647	35,762	3.50%	3,785,897	34,245	3.62%
Commercial loans (3)	755,809	7,998	4.23%	820,932	10,146	4.84%	1,249,824	12,746	4.08%
Equipment financing (3)	1,105,194	18,012	6.52%	1,092,457	18,175	6.65%	1,079,039	18,043	6.69%
Residential mortgage loans (3)	804,939	6,992	3.47%	796,326	6,785	3.41%	780,785	7,232	3.71%
Other consumer loans (3)	366,534	2,750	3.04%	368,087	2,751	2.96%	375,590	2,795	3.02%
Total loans and leases	7,184,890	71,779	4.00%	7,074,449	73,619	4.16%	7,271,135	75,061	4.13%
Total interest-earning assets	8,125,537	75,169	3.70%	8,053,775	77,004	3.82%	8,263,258	78,519	3.80%
Non-interest-earning assets	405,506			408,456			450,900
Total assets	$8,531,043			$8,462,231			$8,714,158

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$589,891	103	0.07%	$528,335	101	0.08%	$477,893	130	0.11%
Savings accounts	933,173	198	0.09%	897,821	219	0.10%	712,728	235	0.13%
Money market accounts	2,416,577	1,570	0.26%	2,430,496	1,615	0.26%	2,084,503	1,486	0.29%
Certificates of deposit	1,091,729	1,848	0.69%	1,129,645	2,072	0.73%	1,328,112	4,154	1.27%
Brokered deposit accounts	132,751	52	0.16%	116,611	48	0.16%	610,824	702	0.47%
Total interest-bearing deposits	5,164,121	3,771	0.30%	5,102,908	4,055	0.32%	5,214,060	6,707	0.52%
Borrowings
Advances from the FHLBB	103,878	187	0.72%	76,786	117	0.59%	488,537	1,370	1.12%
Subordinated debentures and notes	83,915	1,244	5.93%	83,878	1,241	5.92%	83,764	1,242	5.93%
Other borrowed funds	130,080	61	0.19%	112,137	71	0.25%	92,391	39	0.17%
Total borrowings	317,873	1,492	1.88%	272,801	1,429	2.05%	664,692	2,651	1.60%
Total interest-bearing liabilities	5,481,994	5,263	0.39%	5,375,709	5,484	0.40%	5,878,752	9,358	0.65%
Non-interest-bearing liabilities:
Demand checking accounts	1,880,039			1,892,763			1,643,373
Other non-interest-bearing liabilities	171,717			206,237			245,551
Total liabilities	7,533,750			7,474,709			7,767,676
Stockholders’ equity	997,293			987,522			946,482
Total liabilities and equity	$8,531,043			$8,462,231			$8,714,158
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		69,906	3.31%		71,520	3.42%		69,161	3.15%
Less adjustment of tax-exempt income		58			59			52
Net interest income		$69,848			$71,461			$69,109
Net interest margin (5)			3.49%			3.52%			3.39%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)
				Three Months Ended March 31,
				2022	2021
Reconciliation Table - Non-GAAP Financial Information				(Dollars in Thousands Except Share Data)

Net income				$24,705	$26,454
Less:
Security gains (losses) (after-tax)				-	(5)
Operating earnings				$24,705	$26,459

Operating earnings per common share:
Basic				$0.32	$0.34
Diluted				0.32	0.34

Weighted average common shares outstanding during the period:
Basic				77,617,227	78,143,752
Diluted				77,926,822	78,404,063

Return on average assets *				1.16%	1.21%
Less:
Security gains (losses) (after-tax) *				-%	-%
Operating return on average assets *				1.16%	1.21%

Return on average tangible assets *				1.18%	1.24%
Less:
Security gains (losses) (after-tax) *				-%	-%
Operating return on average tangible assets *				1.18%	1.24%

Return on average stockholders' equity *				9.91%	11.18%
Less:
Security gains (losses) (after-tax) *				-%	-%
Operating return on average stockholders' equity *				9.91%	11.18%

Return on average tangible stockholders' equity *				11.84%	13.51%
Less:
Security gains (losses) (after-tax) *				-%	-%
Operating return on average tangible stockholders' equity *				11.84%	13.51%

* Ratios at and for the three months ended are annualized.

	At and for the Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	(Dollars in Thousands)

Net income, as reported	$24,705	$28,545	$28,839	$31,602	$26,454

Average total assets	$8,531,043	$8,462,231	$8,360,635	$8,540,228	$8,714,158
Less: Average goodwill and average identified intangible assets, net	162,632	162,804	163,011	163,224	163,457
Average tangible assets	$8,368,411	$8,299,427	$8,197,624	$8,377,004	$8,550,701

Return on average tangible assets (annualized)	1.18%	1.38%	1.41%	1.51%	1.24%

Average total stockholders’ equity	$997,293	$987,522	$978,371	$957,207	$946,482
Less: Average goodwill and average identified intangible assets, net	162,632	162,804	163,011	163,224	163,457
Average tangible stockholders’ equity	$834,661	$824,718	$815,360	$793,983	$783,025

Return on average tangible stockholders’ equity (annualized)	11.84%	13.84%	14.15%	15.92%	13.51%

Total stockholders’ equity	$981,935	$995,342	$978,452	$972,252	$945,399
Less:
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net	2,142	2,276	2,484	2,692	2,920
Tangible stockholders' equity	$819,366	$832,639	$815,541	$809,133	$782,052

Total assets	$8,633,736	$8,602,622	$8,312,649	$8,461,964	$8,559,810
Less:
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net	2,142	2,276	2,484	2,692	2,920
Tangible assets	$8,471,167	$8,439,919	$8,149,738	$8,298,845	$8,396,463

Tangible stockholders’ equity to tangible assets	9.67%	9.87%	10.01%	9.75%	9.31%

Tangible stockholders' equity	$819,366	$832,639	$815,541	$809,133	$782,052

Number of common shares issued	85,177,172	85,177,172	85,177,172	85,177,172	85,177,172
Less:
Treasury shares	7,037,464	7,037,464	7,034,754	6,536,478	6,534,602
Unallocated ESOP shares	18,051	24,660	31,278	37,890	44,502
Unvested restricted shares	500,098	500,098	502,808	448,105	449,981
Number of common shares outstanding	77,621,559	77,614,950	77,608,332	78,154,699	78,148,087

Tangible book value per common share	$10.56	$10.73	$10.51	$10.35	$10.01

Allowance for loan and lease losses	$95,463	$99,084	$102,515	$106,474	$109,837

Total loans and leases	$7,223,130	$7,154,457	$6,931,694	$7,020,275	$7,267,552
Less:
Total PPP loans	14,013	67,711	160,586	348,411	604,790
Total loans and leases excluding PPP loans	$7,209,117	$7,086,746	$6,771,108	$6,671,864	$6,662,762

Allowance for loan and lease losses as a percentage of total loans and leases less PPP loans	1.32%	1.40%	1.51%	1.60%	1.65%

A PDF accompanying this announcement is available at http://ml.globenewswire.com/Resource/Download/4fad90dc-2014-4f33-8dff-96a2325e992c